EXHIBIT 99.1

Larry Peiros Appointed to Annie’s Board of Directors

Board of Directors to Recommend Declassification of Board at Annual Meeting

BERKELEY, Calif.—March 1, 2013—Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced Lawrence (Larry) Peiros has been appointed to its Board of Directors effective immediately. David Behnke, a Managing Director at Najeti Ventures, resigned from the Board to pursue other interests. Mr. Peiros was appointed to the Board to fill the vacancy. The Company also announced that the Board of Directors will recommend that stockholders vote to declassify the Board at the next annual meeting.

“We are pleased to have Larry join the Board of Directors,” John Foraker, CEO of Annie’s, said. “His broad consumer product experience and business judgment will be valuable to the Annie’s board as we grow our business. I also want to thank David Behnke for his support and service as an investor and board member.”

Mr. Peiros has more than 30 years of operating and marketing experience in the consumer packaged goods industry with Clorox Company, which he joined in 1981. He currently is a member of Clorox’s Executive Committee and serves as its Chief Operating Officer. Mr. Peiros has previously announced that he will retire from Clorox effective April 1, 2013. As the COO, Mr. Peiros oversees Clorox’s global business, including the Burt’s Bees and Green Works brands, and leads the company’s marketing, sales, product supply and research and development functions, as well as its environmental efforts. Previously, he was the company’s Chief Operating Officer of Clorox North America, responsible for U.S. and Canadian businesses accounting for more than 80% of the company’s sales. Mr. Peiros serves as a Director of Potlatch Corporation, a timberland real estate investment trust, and Ross Stores, operator of the largest off-price apparel and home fashion chain in the United States. He holds a bachelor’s degree from Dartmouth College and a master’s degree in business administration from Stanford University.

In addition, as part of its commitment to accepted best practices of corporate governance, the Board of Directors intends to recommend that the Company’s charter and bylaws be amended to declassify the Board of Directors at the next annual meeting of stockholders to be held later this year. If the stockholders approve this proposal, all of the Company’s directors would be elected annually to serve one-year terms. The Board also appointed Mr. Pieros to its Compensation Committee, which he will chair, and director Julie Klapstein to its Audit Committee to fill the vacancies on those committees caused by Mr. Behnke’s resignation. In addition, Mr. Pieros will replace Molly Ashby, Chairman of the Board of Directors, on the Nominating/Corporate Governance Committee. As a result, all of the Board’s committees are now fully independent.

Molly Ashby said, “The Board believes the addition of Mr. Peiros and the declassification of the Board are in the best interest of the Company and all its stockholders.”

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors and synthetic colors and preservatives regularly used in many conventional packaged foods. Today, Annie’s offers more than 125 products and is present in over 25,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward-Looking Statements

Certain statements in this press release, including Annie’s statements regarding future changes to the Company’s charter and by-laws, are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “continue,” “could,” “expect,” “may,” “plan,” “potential,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:

Donald C. Cutler

Kekst and Company Incorporated for Annie’s

Tel: 415-852-3903

donald-ccutler@kekst.com